UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 6, 2008

CANYON RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11887	84-0800747
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

14142 Denver West Parkway, Suite 250
Golden, Colorado 80401
(Address of principal executive offices) (Zip Code)

(303) 278-8464
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	OTHER EVENTS.

On March 6, 2008, Canyon Resources Corporation, a Delaware corporation (“Canyon”), issued a press release announcing that at a special meeting of stockholders held on the same day, Canyon's stockholders voted to adjourn the meeting to approve the Agreement and Plan of Merger (the "Merger Agreement") dated as of November 16, 2007, by and among Atna Resources Ltd. (“Atna”), a corporation incorporated under the laws of the Province of British Columbia, Arizona Acquisition Ltd. (“MergerCo”), a wholly-owned subsidiary of Atna, and Canyon, pursuant to which MergerCo will merge with and into Canyon (the “Merger”) and Canyon will become a wholly-owned subsidiary of Atna and to approve the Merger. The meeting was adjourned to permit the solicitation of additional proxies to adopt the Merger Agreement and to approve the Merger.

The special meeting will reconvene at 9:00 a.m. local time on March 13, 2008 at the Canyon Resources Corporation offices located at 14142 Denver West Parkway, Suite 250, Golden, CO. The polls will remain open during the adjournment. The record date for stockholders entitled to vote at the special meeting remains January 18, 2008.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

99.1	Canyon Resources Corporation news release PR08-06 dated March 6, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANYON RESOURCES CORPORATION

Date: March 6, 2008	By:	/s/ David P. Suleski
David P. Suleski
Vice President and Chief Financial Officer

Exhibit Index

99.1	Canyon Resources Corporation news release PR08-06 dated March 6, 2008.